UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SUPPORTSOFT, INC.

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On April 6, 2009, SupportSoft, Inc. (the “Company” or “SupportSoft”) sent the following FAQ to its employees in connection with the announcement that the Company had entered into an Asset Purchase Agreement with Consona Corporation and had agreed to sell its Enterprise business to Consona:

FAQ

Q. What is being announced?

A. Today, SupportSoft announced a definitive agreement to sell its Enterprise business to privately-held Consona Corporation in an all-cash transaction valued at $20 million subject to adjustment as set forth in the definitive agreement. The proposed transaction is subject to customary conditions to closing, including approval of SupportSoft’s stockholders, and is expected to close during the second quarter of 2009.

Q. Why is SupportSoft selling its Enterprise business?

A. We believe this transaction represents a compelling opportunity to drive long-term value for our stockholders, customers and employees. Over the past year, we have taken steps to separate our Consumer and Enterprise businesses in order to sharpen our focus and realize the value inherent in each. The transaction allows us to focus on growing our Consumer business while enabling our Enterprise business to flourish within Consona, a leading software provider. We believe that the combination of Consona with our Enterprise business will offer:

•	an extended solution offering for Consona

•	a broadened worldwide sales and services presence for Consona

•	expanded industry, product and process expertise

•	cross-selling opportunities across an expanded customer base

•	substantial resources for growth

Q. Who is Consona?

A. Consona is a substantial, financially sound privately-held company that provides software and services to more than 4,500 customers worldwide and across a variety of industries. Consona delivers software and services to companies of all sizes, ranging from small businesses to Global 2000 enterprises, across a number of industries. Consona’s software solutions automate business critical tasks, ranging from marketing, service and support to planning and scheduling, material requirements planning (MRP), accounting, product configuration, and business intelligence. With more than 120 years of combined experience building industry- and process-specific software solutions that fit companies across a number of industries, Consona provides software solutions and services that align with the unique businesses of their customers. Consona builds their solutions from the ground up based on the best practices and core challenges of a given industry—and enhances them over time using the feedback and input of the leading companies that use them. To learn more about Consona, visit www.consona.com

Consona has a track record of making several similar successful acquisitions of both public and private software companies, including Onyx Software (public), KNOVA Software (private), Made2Manage Systems, and many others.

Consona is jointly owned by Battery Ventures and Thoma Bravo, two very prominent investment firms

Q. What products does Consona sell? Who are their customers?

A. The Consona product portfolio consists of customer relationship management (CRM) and enterprise resource planning (ERP) product lines. Consona provides CRM and ERP business solutions to more than 4,500 customers worldwide and across a variety of industries, including communications, technology, financial, healthcare, government, retail, professional services and manufacturing.

Q. Where will SupportSoft’s Enterprise business fit within Consona?

A. Upon closing, SupportSoft’s Enterprise products will become product lines within Consona, specifically under the management of the Consona CRM division headed by General Manager Tom Millay. The primary product lines of SupportSoft Enterprise business will continue to be sold, supported and maintained by Consona. Each product line within the Enterprise business will continue to have dedicated sales, product management, development, customer support and professional services teams following the closing of the transaction. SupportSoft’s Enterprise business will be integrated into Consona and not remain a stand-alone entity.

Q. What happens to the SupportSoft name?

A. Consona will acquire the rights to use the SupportSoft name. The Consumer business will continue to be listed on the Nasdaq under the ticker symbol “SPRT”.

Q. How does this acquisition benefit customers?

A. We believe that the combined product set of enabling technologies from SupportSoft’s Enterprise business and Consona will drive broader features and capabilities into current SupportSoft products. Consona has stated that it is committed to continued investment in SupportSoft’s Enterprise business product pipeline excited about SupportSoft’s future products, and looks forward to collaboration on a shared vision and roadmap. In addition to an extended solution offering, Consona believes that the transaction will also bring a broadened worldwide sales and service presence, expanded industry, product and process expertise and substantial resources for growth.

Q. As a SupportSoft Enterprise customer, should I expect any changes in the way I receive service and support?

A. SupportSoft Enterprise customers should continue to utilize their existing service and support processes and channels, which will be taken over by Consona after the close of the transaction.

Q. As a SupportSoft Enterprise customer, where can I go for more information about this announcement?

A. To learn more about this transaction and Consona please visit www.consona.com

Q. Are there areas of duplication in the product lines and how will that be addressed?

A. There are very few areas of duplication, if any, between the Consona and SupportSoft Enterprise business products. Once the deal closes, the companies’ believe that the value lies in the unification of the companies’ products and technology and combined sales and distribution channels. Current and future customers and new prospects in the Enterprise business may benefit by purchasing one software solution from a single vendor and be able to add on additional products and solutions over time.

Q. Will Consona continue to support SupportSoft’s products?

A. Yes. Consona has informed us that they will support SupportSoft’s Enterprise business product lines. The combined entity will aim to maintain the highest levels of customer satisfaction for SupportSoft’s Enterprise installed base. Consona plans to leverage cross-company domain expertise to fuel innovation and product leadership.

Q. Will Consona sell all of SupportSoft’s Enterprise products?

A. Consona has informed us they will be working closely with the Enterprise business to develop a detailed roadmap over the next several months to ensure they leverage the best capabilities of both Consona’s existing business and the Enterprise business. Once Consona has completed this roadmap, they will be able to communicate their go-to-market plans.

Q. Do you expect this acquisition to slow the development progress of planned upcoming product releases within the Enterprise group?

A. No, to the contrary, we believe that the addition of Consona’s development resources will allow the Enterprise business to move more quickly to bring new products and a unified solution to market.

Q. How will the Enterprise business be integrated into Consona after closing?

A. Integration will occur through a number of steps outlined in an operational plan. First, Consona will look at how the Enterprise business maps with their other existing businesses and consider the best way to structure the combined company going forward. Sales, marketing, product development, finance, customer support and other groups will rationalize the way they operate today and Consona plans to combine the strengths of both companies. In parallel, Consona will determine how to position the complementary nature of the Enterprise business products with Consona’s solutions.

Consona will not proceed to integrate the two businesses until after the asset sale is closed.

In every functional organization, there is an opportunity to embrace best practices between the two companies. The goal and challenge is to make “1 and 1 equal 3.”

Q. How many employees does Consona currently have? How many employees does the Enterprise business currently have?

A. Consona has 600+ employees. SupportSoft’s Enterprise business has about 140 employees currently.

Q. What is the expected impact on the workforce as a result of this transaction?

A. The quality of SupportSoft employees is a key reason Consona is making this acquisition. We expect that many of the employees of the Enterprise business will be offered employment opportunities at Consona to assume various roles and responsibilities within the Consona team. We do anticipate synergies between the Consona and the Enterprise business and a smaller overall workforce after the closing of the transaction and the completion of the integration and remapping.

Q. When will I know if I have a job? When can I expect a job offer?

A. As soon as organizational structures are determined, employees will be notified. We will be working hard to determine the go forward plan as quickly as possible.

Q. Will my reporting relationship stay the same?

A. We will know more about the organizational structure after the close of the deal and organizational structures have been finalized.

Q. Will my salary and title stay the same?

A. We will know more about the organizational structure following the close of the deal. However, in the case of the Enterprise business, these determinations will ultimately be made by Consona following the closing of the transaction.

Q. What will happen to the benefits plan time off (vacation, sick, etc.) accruals?

A. Consona is reviewing benefit programs to optimize cost and benefits for both the company and the employees, so it is possible that changes may be made. We will know more in the coming weeks

Q. Will the sales commission plans remain the same for 2009?

A: Consona is currently reviewing the commission plans and we anticipate being able to respond to this question more specifically in the coming weeks. However, in the case of the Enterprise business, these determinations will ultimately be made by Consona following the closing of the transaction.

Q. What will happen to my SupportSoft options and my participation in the Employee Stock Purchase Plan?

A. SupportSoft options will expire after the transaction closes if they are not exercised. The specific period after which options will expire is set forth in your option agreement. Shares already purchased under the ESPP will remain in employees’ E*Trade accounts. However, once the transaction closes, the ESPP will terminate, and all SupportSoft employees – including continuing employees of the Consumer business— who have contributed to the ESPP in the current participation period will get their contributions refunded after the transaction closes.

Q. Will members of SupportSoft’s Enterprise business management team remain on board?

A. Many SupportSoft Enterprise executives and leaders will be joining Consona as full time employees or helping with transitional activities. We will know more about the organizational structure following the close of the deal.

Q. What will happen to the SupportSoft facility in Redwood City (and other locations).

A. We currently expect that Enterprise employees will remain in the current Redwood City Space during a transition period. In Bangalore, we currently expect Consona to take over our lease. Consumer employees are expected to remain in the Bangalore facility during a transition period. We currently expect Brussels and Allen, Texas employees to continue in those offices.

Q. Is this a good thing for SupportSoft Enterprise employees?

A. Yes. Together the two companies bring significant resources and expertise which Consona believes will help strengthen and extend our software solutions. In addition, team members will have opportunities for growth and advancement that come with being part of a larger entity.

Q. How does this affect my job in the second quarter?

A. Until the close of the deal, both companies will continue business as usual.

Q. What are the next steps?

A. The remaining steps include completion of closing conditions including shareholder approval. We expect this will take place during the second quarter of 2009.

Q. What happens during the closing period?

A. During the closing period it is – and must be – business as usual for both companies. We all need to go about our jobs in the best way, providing excellent products, support and service for all of our customers and partners around the globe.

In addition to day to day work, a substantial amount of time and energy will be devoted to developing the best possible integration plan.

Q. How do we deal with employees from the other company during the closing period?

A. Integration planning will begin immediately. If you are required to interact with Consona, your manager will bring you into those discussions. Otherwise, it is business as usual.

Q. How can I help?

A. It’s an extremely important time to execute according to plan. It’s very important that we perform over the next quarter. This is an amazing opportunity and we need to make sure we deliver on the full potential.

Q. Who should I contact if I have more questions?

A. We encourage you to speak with your manager or Human Resources if you have additional questions.

Q. What if someone asks me about the transaction?

A. Please direct inquiries to the companies’ websites or your manager.

Q. What do I do if asked about this transition by press or clients?

A. Press inquiries should be directed to Heather Hawkins (SupportSoft) or Melissa Stahley (Consona). Please direct customers to our website for more information.

Q. When are we telling our clients?

A. All clients received correspondence from us today regarding the announcement. We will be holding follow-up calls with our top customers.

Important Additional Information Will Be Filed With The SEC

SupportSoft plans to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed sale of the Enterprise Business and the other corporate matters described therein. The proxy statement will contain important information about SupportSoft, Consona, the proposed sale of the Enterprise Business and the other corporate matters described therein. Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the proposed sale of the Enterprise Business and the other corporate matters described therein.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by SupportSoft through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement from SupportSoft by contacting Maura Burns at maura.burns@supportsoft.com or (650) 556-8992.

SupportSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the proposed sale of the Enterprise Business and the other corporate matters set forth in the proxy statement. Information regarding SupportSoft’s directors and executive officers and their ownership of SupportSoft’s shares is contained in SupportSoft’s Annual Report on Form 10-K for the year ended December 31, 2008, and is supplemented by other public filings made, and to be made, with the SEC. A more complete description will be available in the proxy statement filed in connection with the proposed sale of the Enterprise Business. Investors and security holders may obtain additional information regarding the direct and indirect interests of SupportSoft and its directors and executive officers with respect to the proposed sale of the Enterprise Business by reading the proxy statement and other filings referred to above.

Forward-Looking Statements

This FAQ contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We are subject to many risks and uncertainties that may materially affect our business and future performance and cause those forward-looking statements to be inaccurate. All statements in this FAQ, other than statements that are purely historical, are forward-looking statements. Words such as “outlook,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “forecasts,” “estimates,” “goal,” “momentum” and similar expressions often identify such forward-looking statements. Forward-looking statements in this FAQ include, without limitation, statements regarding the timing and completion of the Transaction, the potential of the Transaction to drive stockholder value for the Company, and the performance of the Company and its Consumer Solutions Group in the future.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to, the potential that the Transaction may not close, or may not close as quickly as the parties anticipate, either of which could occur due to a material adverse effect on the Company, the failure to obtain stockholder approval, or other reasons; as well as other risks detailed from time to time in our SEC filings, including those described in the “Risk Factors” section in our most recent Annual Report on Form 10-K filed with the SEC on March 11, 2009. You can locate these filings on the Investor Relations page of our website, www.supportsoft.com/Company/investor_relations.html.

Statements included or incorporated by reference into this FAQ are based upon information known to SupportSoft as of the date of this FAQ, and SupportSoft assumes no obligation to publicly revise or update any forward-looking statement for any reason.